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                                                                    Exhibit 10.8

                                  NON-RECOURSE

                                 PROMISSORY NOTE


$_______________                                      Philadelphia, Pennsylvania

         FOR VALUE RECEIVED, ________________________ ("Maker") hereby promises to pay to the order of IMAGEMAX, INC. ("Payee") the principal sum of ________________________________ ($____________) in lawful money of the United
States of America. No interest shall accrue or be payable under this Note.

         (a) The principle amount of this Note shall be due and payable upon the earliest to occur of (i) ON DEMAND made at any time after the second anniversary of the date of this Note; (ii) the closing of an arms-length merger transaction involving Payee and an unrelated third party and in which Payee is not the surviving entity; (iii) the closing of a sale of all of the issued and outstanding Common Stock of Payee; or (iv) the distribution to Payee's shareholders of the proceeds from the sale of all or substantially all of Payee's assets, provided that, in the case of (ii)-(iv), Payee has given Maker at least ten (10) days advance written notice describing the event causing this Note to become payable.

         (b) IF MAKER SHALL FAIL TO PAY THE FULL PRINCIPAL AMOUNT OF THIS NOTE WHEN DUE, PAYEE'S SOLE RECOURSE SHALL BE THE EXERCISE OF ITS RIGHTS UNDER THE CERTAIN PLEDGE AGREEMENT ENTERED INTO BY THE PARTIES HERETO ON THE DATE FIRST WRITTEN ABOVE (THE "PLEDGE AGREEMENT"). PAYEE SHALL HAVE NO OTHER RECOURSE AGAINST MAKER OR ANY OTHER ASSETS OF MAKER.


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         (c) All payments with regard to this Note shall be made in lawful money of the United States of America in immediately available funds at Payee's office at 455 Pennsylvania Avenue, Suite 200, Fort Washington, Pennsylvania 19034 or at such other place as Payee shall designate in writing.

         (d) Event of Default. Each of the following shall constitute an Event of Default:

            (i) Payment. Failure by Maker (A) to make any payment hereunder within ten (10) days of written demand by Payee under paragraph (a)(i) or (B) to make any payment hereunder concurrently with an event described in paragraph
(a)(ii), (iii) or (iv).

            (ii) Voluntary Bankruptcy. Filing by Maker of a voluntary petition in bankruptcy or a voluntary petition or any answer seeking reorganization, arrangement, readjustment of his debts or for any other relief under the Bankruptcy Code, or under any other existing or future federal or state insolvency act or law, or any formal written consent to, approval of, or acquiescence in, any such petition or proceeding by Maker; the application by Maker for, or the appointment by consent or acquiescence of, a receiver or trustee of, Maker or for all or a substantial part of his property; or the making by Maker of an assignment for the benefit to creditors.

            (iii) Involuntary Bankruptcy. Filing of any involuntary petition against Maker in bankruptcy or seeking reorganization, arrangement or readjustment of his debts or for any other relief under the Bankruptcy Code, or under any other existing or future federal or state insolvency act or law; or the involuntary appointment of a receiver or trustee of Maker, or for all or a substantial part of the property of Maker; and the continuance of any of such events for a period of sixty (60) days undismissed, unbonded or undischarged.

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         (e) Upon the occurrence of an Event of Default described in paragraph
(d)(i) above, then, and in such event, Payee may declare this Note to be due and payable, whereupon the entire unpaid balance shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything herein to the contrary notwithstanding. Notwithstanding the foregoing, upon an Event of Default described in paragraph (d)(i)(B), the rights and remedies of the Payee pursuant to the Pledge Agreement may be exercised immediately and without notice to Maker. Upon the occurrence of an Event of Default described in paragraphs
(d)(ii)-(iii), then, and upon such event, the entire unpaid balance shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything herein to the contrary notwithstanding.

         (f) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, THE SOLE RECOURSE OF PAYEE SHALL BE THAT PROVIDED FOR IN THE PLEDGE AGREEMENT.

         (g) Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note as well as all benefit that might accrue to Maker by virtue of any present or future laws that may diminish the Payee's ability to exercise its rights under the Pledge Agreement. MAKER HEREBY WAIVES MAKER'S RIGHT TO A TRIAL BY JURY IN ANY PROCEEDINGS ARISING FROM THIS NOTE.

         (h) Maker and all endorsers, sureties and guarantors hereby jointly and severally waive presentment for payment, demand, notice of demand, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted. Maker and all endorsers, sureties and guarantors hereby jointly and severally consent to any and all extensions of time, renewals and waivers, of the payment or other provisions of this Note, and to the release of the collateral or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

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         (i) Payee shall not be deemed, by an act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

         (j) This instrument shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of law.

         (k) Whenever used herein the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Payee" and "Maker" shall be deemed to include the respective successors and assigns and heirs and legal representatives of Payee and Maker.

         (l) Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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   IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has executed and delivered this Note effective as of the day and year first above written.

Witness:                               MAKER

                                       By:
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